UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On January 29, 2009, Ehud Ganani tendered his resignation as a member of the Board of Directors (the “Board”) of TraceGuard Technologies, Inc. (the “Company”) and as Chairman of the Board, effective immediately.

Item 8.01 Other Events.

As of January 27, 2009, the Company has almost no cash reserves and has been unable to raise capital. In addition, the Company has no revenues from operations and has discharged virtually all of its employees and those of its wholly-owned Israeli subsidiary, Traceguard Technologies, Ltd (the “Subsidiary”). The Company and the Subsidiary have not been able to meet their respective payment obligations and certain of the Subsidiary’s creditors in Israel have initiated, or are threatening to initiate, enforcement proceedings against the Subsidiary The Board is considering a variety of alternatives to deal with this situation, including the sale of the assets of the Company and/or its subsidiary, but there can be no assurance it will be able to do so, or to do so in a manner that will meaningfully address its obligations.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2009

TRACEGUARD TECHNOLOGIES, INC. By: /s/ Avi Kostelitz —————————————— Avi Kostelitz President and Chief Executive Officer